As filed with the Securities and Exchange Commission on February 6, 2023

Registration Statement No. 333-153635

Registration Statement No. 333-162358

Registration Statement No. 333-168022

Registration Statement No. 333-188117

Registration Statement No. 333-204744

Registration Statement No. 333-212341

Registration Statement No. 333-219877

Registration Statement No. 333-264973

Registration Statement No. 033-48934

Registration Statement No. 033-72268

Registration Statement No. 033-81418

Registration Statement No. 333-17375

Registration Statement No. 333-17377

Registration Statement No. 033-81416

Registration Statement No. 333-55691

Registration Statement No. 333-74614

Registration Statement No. 333-74592

Registration Statement No. 333-135032

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-153635

FORM S-8 REGISTRATION STATEMENT NO. 333-162358

FORM S-8 REGISTRATION STATEMENT NO. 333-168022

FORM S-8 REGISTRATION STATEMENT NO. 333-188117

FORM S-8 REGISTRATION STATEMENT NO. 333-204744

FORM S-8 REGISTRATION STATEMENT NO. 333-212341

FORM S-8 REGISTRATION STATEMENT NO. 333-219877

FORM S-8 REGISTRATION STATEMENT NO. 333-264973

FORM S-8 REGISTRATION STATEMENT NO. 033-48934

FORM S-8 REGISTRATION STATEMENT NO. 033-72268

FORM S-8 REGISTRATION STATEMENT NO. 033-81418

FORM S-8 REGISTRATION STATEMENT NO. 333-17375

FORM S-8 REGISTRATION STATEMENT NO. 333-17377

FORM S-8 REGISTRATION STATEMENT NO. 033-81416

FORM S-8 REGISTRATION STATEMENT NO. 333-55691

FORM S-8 REGISTRATION STATEMENT NO. 333-74614

FORM S-8 REGISTRATION STATEMENT NO. 333-74592

FORM S-8 REGISTRATION STATEMENT NO. 333-135032

UNDER

THE SECURITIES ACT OF 1933

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	74-2584033
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert L. G. Watson

President and Chief Executive Officer

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration Statement No. 033-48934 on Form S-8, filed on June 26, 1992;

•	Registration Statement No. 033-72268 on Form S-8, filed on November 26, 1993;

•	Registration Statement No. 033-81418 on Form S-8, filed on July 11, 1994;

•	Registration Statement No. 333-17375 on Form S-8, filed on December 6, 1996;

•	Registration Statement No. 333-17377 on Form S-8, filed on December 6, 1996;

•	Registration Statement No. 033-81416 on Form S-8, filed on July 1, 1997;

•	Registration Statement No. 333-55691 on Form S-8, filed on June 1, 1998;

•	Registration Statement No. 333-74614 on Form S-8, filed on December 5, 2001;

•	Registration Statement No. 333-74592 on Form S-8, filed on December 5, 2001;

•	Registration Statement No. 333-135032 on Form S-8, filed on June 15, 2006;

•	Registration Statement No. 333-153635 on Form S-8, filed on September 23, 2008;

•	Registration Statement No. 333-162358 on Form S-8, filed on October 6, 2009;

•	Registration Statement No. 333-168022 on Form S-8, filed on July 8, 2010;

•	Registration Statement No. 333-188117 on Form S-8, filed on April 25, 2013;

•	Registration Statement No. 333-204744 on Form S-8, filed on June 5, 2015;

•	Registration Statement No. 333-212341 on Form S-8, filed on June 30, 2016;

•	Registration Statement No. 333-219877 on Form S-8, filed on August 10, 2017; and

•	Registration Statement No. 333-264973 on Form S-8, filed on May 13, 2022.

The Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities of the Company registered for sale under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, February 6, 2023.

ABRAXAS PETROLEUM CORPORATION

By:	/s/ Robert L.G. Watson
Name:	Robert L.G. Watson
Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.